UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2022 (April 28, 2022)

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 900-6715

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CFG	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	CFG PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.000% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E	CFG PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Citizens Financial Group, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on April 28, 2022.

At the Annual Meeting, as described below, the stockholders of the Company approved amending the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate supermajority vote requirements. In conjunction with these amendments to the Company’s Certificate of Incorporation, the Company’s Board of Directors (the “Board”) made conforming amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), as of the effective date of the amendments to the Certificate of Incorporation, to eliminate supermajority voting provisions in respect of Articles 2, 3, 4, and Section 6.06 of Article 6 of the Bylaws.

Additionally, the Company’s Board amended Section 5.01 of Article 5 of the Bylaws to provide that the shares of the Company shall be in uncertificated form unless the Board by resolution determines otherwise, and that shares represented by an existing certificate will remain certificated until such certificate is surrendered to the Company. A copy of the Amended and Restated Bylaws including the amendments approved by the Board described above is included as Exhibit 3.2 to this filing and incorporated herein by reference.

On April 28, 2022, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation including the amendments described above, a copy of which is included as Exhibit 3.1 to this filing and incorporated herein by reference.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders (i) elected all of the Company’s nominees for director for a one-year term expiring at the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified, (ii) approved the advisory vote on executive compensation, (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for 2022, and (iv) approved amending the Company’s Certificate of Incorporation to eliminate supermajority voting requirements.

The following sets forth the number of votes cast for and against each director nominee and each other matter voted upon at the Annual Meeting. In addition, the following sets forth the number of abstentions with respect to each director nominee and each other matter, as applicable. There were 19,737,524 broker non-votes for each of proposals 1, 2 and 4 and no broker non-votes for proposal 3.

1.    Election of Directors:

	Shares For	Shares Against	Shares Abstain
Lee Alexander	366,616,486	1,974,889	157,330
Christine M. Cumming	365,147,818	3,477,815	123,072
Kevin Cummings	366,513,221	2,033,394	202,090
William P. Hankowsky	353,851,538	14,745,483	151,684
Edward J. Kelly III	361,096,187	7,493,756	158,762
Robert G. Leary	367,310,146	1,277,408	161,151
Terrance J. Lillis	366,570,290	2,020,352	158,063
Michele N. Siekerka	368,026,472	534,933	187,300
Shivan S. Subramaniam	327,308,462	40,398,121	1,042,122
Christopher J. Swift	367,287,918	1,294,880	165,907
Bruce Van Saun	341,249,756	24,967,429	2,531,520
Wendy A. Watson	358,525,686	10,099,252	123,767
Marita Zuraitis	364,287,692	4,333,899	127,114

2.    Advisory Vote on Executive Compensation:

For	292,911,219
Against	75,522,258
Abstain	315,228

3.    Ratifc Ratification of Deloitte & Touche LLP as Registered Independent Public Accounting Firm for 2022:

For	373,773,664
Against	14,619,805
Abstain	92,760

4.     Approve the amendment to the Company’s Certificate of Incorporation to eliminate supermajority voting requirements:

For	367,554,062
Against	989,220
Abstain	205,423

Item 9.01 Financial Statements and Exhibits.

	Exhibit Number	Description

(d)	Exhibit 3.1	Amended and Restated Certificate of Incorporation of Citizens Financial Group, Inc., as amended and restated on April 28, 2022

	Exhibit 3.2	Amended and Restated Bylaws of Citizens Financial Group, Inc., as amended and restated on April 28, 2022

	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary

Date: April 29, 2022